Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP
321 N Clark St 32nd Floor
Chicago, Illinois 60654
312.499.6300 main
312.499.6301 fax
www.sheppardmullin.com
September 1, 2023
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the registration by LKQ Corporation, a Delaware corporation (the “Company”), of (i) up to $800,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2028 (the “2028 Exchange Notes”) and up to $600,000,000 aggregate principal amount of the Company’s 6.250% Senior Notes due 2033 (the “2033 Exchange Notes” and, together with the 2028 Exchange Notes, the “Exchange Notes”) and (ii) guarantees of the Exchange Notes (the “Guarantees”) by certain subsidiaries of the Company listed on Schedule A hereto (collectively, the “Subsidiary Guarantors”), pursuant to the registration statement on Form S-4, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement hereinafter referred to as the “Registration Statement”). As described in the Registration Statement, the 2028 Exchange Notes and related Guarantees will be exchanged for the Company’s outstanding 5.750% Senior Notes due 2028 (the “2028 Original Notes”) and related guarantees, and the 2033 Exchange Notes and related Guarantees will be exchanged for the Company’s outstanding 6.250% Senior Notes due 2033 (the “2033 Original Notes,” and, together with the 2028 Original Notes, the “Original Notes”) and related guarantees. The Company will issue the Exchange Notes and the Subsidiary Guarantors will provide the Guarantees, in each case, pursuant to the indenture, dated as of May 24, 2023 (the “Indenture”), among the Company, the Subsidiary Guarantors, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act of 1933 (the “Securities Act”) and, except as expressly set forth herein, no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.
In connection with this opinion letter, we have reviewed and relied upon the Registration Statement, the Indenture, the Company’s Restated Certificate of Incorporation, dated July 24, 2014, in effect on the date hereof (the “Certificate”), the Company’s Amended and Restated Bylaws as of May 7, 2019, in effect on the date hereof (the “Bylaws” and together with the Certificate, the “Charter Documents”), the proceedings taken by the Company with respect to the authorization of the Indenture, the Exchange Notes, and the Original Notes pursuant to resolutions adopted by the board of directors of the Company (the “Board of Directors”), and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion letter. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates and comparable documents without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
With respect to the foregoing documents, we have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Trustee has duly authorized, executed and delivered the Indenture. We have assumed further that the Subsidiary Guarantors that are incorporated or formed in Oregon or Pennsylvania (such Subsidiary Guarantors, which are listed on Schedule B hereto, the “OR and PA Guarantors”) are validly existing and in good standing under the laws of the State of Oregon or the Commonwealth of Pennsylvania, as applicable, and that each OR and PA Guarantor has the power, authority and legal right to execute, deliver and perform the Indenture, the Exchange Notes and the Guarantees, as applicable. We have assumed further that each of the OR and PA Guarantors has duly authorized, executed and delivered the Indenture, the Exchange Notes and the Guarantees, as applicable. With respect to all matters of Pennsylvania law, we note that you are relying on an opinion of Cozen O’Connor, which is filed as Exhibit 5.2 to the Registration Statement. With respect to all matters of Oregon law, we note that you are relying on an opinion of Stoel Rives LLP, which is filed as Exhibit 5.3 to the Registration Statement.

September 1, 2023

We have relied as to certain matters on information obtained from public officials, officers of the Company and the Subsidiary Guarantors and other sources believed by us to be responsible.
Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that when, as and if: (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act and all required prospectuses or prospectus supplements required by applicable law have been delivered and filed as required by such applicable law, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, and the Exchange Notes and Guarantees have been duly issued and delivered in exchange for the Original Notes in accordance with the terms of the exchange offer contemplated by the Registration Statement, and assuming the Exchange Notes and Guarantees as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company and the Subsidiary Guarantors, whether imposed by any agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or any Subsidiary Guarantor or otherwise, then, upon the happening of such events, the Exchange Notes and the Guarantees will constitute the valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights or (iii) provisions for liquidated damages and penalties, penalty interest and interest on interest.
We express no opinion as to the existence or adequacy of consideration received by any Subsidiary Guarantor for the Guarantees.
We do not express any opinion herein on any laws other than the law of the States of New York, California, Illinois, and Maryland, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors, the Charter Documents, the Exchange Notes, the Original Notes, or the Registration Statement.

September 1, 2023

Very truly yours, /s/ Sheppard, Mullin, Richter & Hampton LLP SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

Schedule A
Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction of Incorporation or Formation
A&A Auto Parts Stores, Inc.	Pennsylvania
American Recycling International, Inc.	California
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc.	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
LKQ Auto Parts of Central California, Inc.	California
LKQ Best Automotive Corp.	Delaware
LKQ Central, Inc.	Delaware
LKQ Foster Auto Parts, Inc.	Oregon
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Midwest, Inc.	Delaware
LKQ Northeast, Inc.	Delaware
LKQ Pick Your Part Central, LLC	Delaware
LKQ Pick Your Part Midwest, LLC	Delaware
LKQ Pick Your Part Southeast, LLC	Delaware
LKQ Southeast, Inc.	Delaware
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
North American ATK Corporation	California
Pick-Your-Part Auto Wrecking	California
Potomac German Auto, Inc.	Maryland
Redding Auto Center, Inc.	California
Warn Industries, Inc.	Delaware

Schedule B
OR and PA Guarantors

Subsidiary Guarantor	Jurisdiction of Incorporation or Formation
A&A Auto Parts Stores, Inc.	Pennsylvania
KAO Logistics, Inc.	Pennsylvania
Keystone Automotive Operations, Inc.	Pennsylvania
LKQ Foster Auto Parts, Inc.	Oregon